CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of Sage Resources, Inc. on Form S-8 of our report dated February 15, 1996, appearing in the Annual Report on Form 10-KSB of Sage Resources, Inc. for year ended December 31, 1995.

/S/ WRIGHT & SEIBERT, P.C.
12687 West Cedar Drive, Suite 330
Lakewood, Colorado  80228


August 13, 1996